ALL AMERICAN SEMICONDUCTOR, INC. AND SUBSIDIARIES                   Exhibit 11.1

STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (UNAUDITED)

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                                                                  Quarters                        Nine Months
PERIODS ENDED SEPTEMBER 30                                  2004             2003            2004             2003
------------------------------------------------------------------------------------------------------------------

BASIC EARNINGS PER SHARE:

Net Income...................................       $  1,088,000     $    177,000    $  3,004,000     $    301,000
                                                    ============     ============    ============     ============

Weighted Average Shares Outstanding..........          3,877,819        3,785,175       3,818,697        3,804,462
                                                    ============     ============    ============     ============

Basic Earnings Per Share.....................              $ .28            $ .05           $ .79            $ .08
                                                           =====            =====           =====            =====

DILUTED EARNINGS PER SHARE:

Net Income...................................       $  1,088,000     $    177,000    $  3,004,000     $    301,000
                                                    ============     ============    ============     ============

Weighted Average and Dilutive Shares:
  Weighted average shares outstanding........          3,877,819        3,785,175       3,818,697        3,804,462
  Dilutive shares............................            323,898          154,271         309,249           56,149
                                                    ------------     ------------    ------------     ------------
                                                       4,201,717        3,939,446       4,127,946        3,860,611
                                                    ============     ============    ============     ============

Diluted Earnings Per Share...................              $ .26            $ .04           $ .73            $ .08
                                                           =====            =====           =====            =====
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